                                                                      EXHIBIT 21

The active subsidiaries of Day International Group, Inc. are listed below, do business under the name under which they are organized, and are included in the consolidated financial statements of the Company. The names, jurisdiction of incorporation of such subsidiaries, and percentage of voting securities owned by the Company are set forth below.

                                                                       Jurisdiction in                Percentage of
                                                                            Which                        Voting
                  Name of Subsidiary                                    Incorporated                 Securities owned
                  ------------------                                    ------------                 ----------------
Day International, Inc.                                               Delaware                       100%
    Varn International, Inc.                                          Delaware                       100% (1)
    Day International (U.K.) Holdings Limited                         United Kingdom                 100% (1)
        Day International (U.K.), Ltd.                                United Kingdom                 100% (2)
        Varn Products Co., Ltd.                                       United Kingdom                 100% (2)
    Day International France S.A.R.L                                  France                         100% (1)
    Day International de Mexico S.A. de C.V.                          Mexico                         100% (1)
    Varn Products Company (S.A.) Pty. Ltd.                            South Africa                   100% (1)
    Varn Products Company Pty., Ltd.                                  Australia                      100% (1)
    Varn Pressroom Products Sdn. Bhd.                                 Malaysia                       100% (1)
    Varn International (Canada) Limited                               Canada                         100% (1)
    Varn Asiatic Pressroom Products (HK) Ltd.                         Hong Kong                      50% (1)
        Varn Asiatic Pressroom Products                               China                          100% (3)
    Day International (Germany) Holdings GmbH                         Germany                        100% (1)
        Day International (Germany) Group GmbH                        Germany                        100% (4)
           Rotec Verwaltungs GmbH                                     Germany                        100% (5)
               Rotec GmbH & Co. KG                                    Germany                        100% (6)
                  Rotec Czech s.r.o.                                  Czech Republic                  55% (7)
        ATPG GmbH                                                     Germany                        100% (4)
        Day International (BRD) GmbH                                  Germany                        100% (3)
           ZAO Day International                                      Russia                          75% (8)
        Varn Products GmbH                                            Germany                        100% (4)

(1)   Subsidiary of Day International, Inc.
(2)   Subsidiary of Day International (U.K.) Holdings Limited
(3)   Subsidiary of Varn Asiatic Pressroom Products (HK) Ltd.
(4)   Subsidiary of Day International (Germany) Holdings GmbH
(5)   Subsidiary of Day International (Germany) Group GmbH
(6)   Subsidiary of Rotec Verwaltungs GmbH
(7)   Subsidiary of Rotec GmbH Co. & KG
(8)   Subsidiary of Day International (BRD) GmbH


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